EXHIBIT 5


                         BAKER & DANIELS
              300 North Meridian Street, Suite 2700
                Indianapolis, Indiana  46204-1782
                         (317) 237-0300
                       FAX  (317) 237-1000
                      www.bakerdaniels.com




November 27, 2000



Integra Bank Corporation
227 Main Street
P.O. Box 868
Evansville, Indiana 47705-0868

Ladies and Gentlemen:

    We have examined the corporate records and proceedings of Integra Bank Corporation, an Indiana corporation (the "Company"), with respect to (a) the organization of the Company, and (b) the legal sufficiency of all corporate proceedings of the Company taken in connection with the authorization, issuance, form, validity and nonassessability of the authorized but unissued shares of the Common Stock, without par value (the "Common Stock"), of the Company issuable in connection with the merger of Webster Bancorp, Inc. with and into the Company (the "Merger") as described in the Registration Statement on Form S-4 (the "Registration Statement"), being filed by the Company under the Securities Act of 1933, as amended (the "Act").

    Based on such examination, we are of the opinion that:

    1. The Company is a duly organized and validly existing corporation under the laws of the State of Indiana.

    2. The authorized capital stock of the Company consists of 29,000,000 Common Shares, without par value ("Common Stock"), and 1,000,000 Preferred Shares, without par value.

    3. The shares of Common Stock to be issued in the Merger have been duly and validly authorized, and such shares will, upon consummation of the Merger described in the Registration Statement and issuance and delivery of such shares in accordance with the terms of the Merger, be validly issued and outstanding, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as
Exhibit 5 to the Registration Statement and to the references to us in the proxy statement/prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                               Yours very truly,

                              /s/ BAKER & DANIELS